AMENDED AND RESTATED BYLAWS OF

                               GELSTAT CORPORATION

                     (FKA DEVELOPED TECHNOGY RESOURCE, INC.)

                                   ARTICLE I.

                           OFFICES AND CORPORATE SEAL

     1.1) OFFICE. The registered office of the corporation shall be Southpoint Office Center, 1650 West 82nd Street, Suite 1040, Bloomington, MN 55431.

     1.2) SEAL. The corporation shall have no corporate seal.

                                   ARTICLE II.

                           MEETING OF THE SHAREHOLDERS

     2.1) ANNUAL MEETING. An annual meeting of the shareholders of the corporation shall be held at such date, time and place as set by the Board of Directors during each year of the corporation's existence, at which time the shareholders shall elect a Board of Directors consisting of as many members as the Bylaws or the resolution of shareholders then provide and shall transact such other business as shall properly come before them. The holders of a majority of shares outstanding entitled to vote for the election of directors at said meeting, represented either in person or by proxy, shall constitute a quorum. In case a quorum is not present when the meeting is convened, those present may adjourn to such day as they shall agree upon. Notice of such adjournment shall be mailed to each shareholder entitled to vote, at least three
(3) days before the meeting.

     2.2) SPECIAL MEETINGS. Special meetings of the shareholders shall be called at any time by the chief executive officer, the chief financial officer, two or more directors, or upon request by shareholder(s) holding twenty-five percent (25%) or more of the capital stock entitled to vote.

     2.3) QUORUM. A majority of the voting power of the shares entitled to vote at a meeting, present in person or by proxy at such meeting, shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, shareholders present may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     2.4) VOTING. At all meetings of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by each shareholder. Upon the demand of any shareholder, the vote for directors, or a vote upon any other question, shall be by ballot. All elections and all questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting, except in such cases as shall otherwise be required by statute, the Articles of Incorporation, or these Bylaws.

     2.5) NOTICE OF MEETINGS. Notice of the time and place of every meeting of the shareholders shall be mailed to each holder of voting shares of record at least five (5) days and not more than sixty (60) days prior thereto at his address as shown by the books of the corporation. Every notice of a special meeting, but not a notice of a regular meeting, shall state the purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call.

     2.6) CLOSING OF BOOKS. The record date for the determination of the shareholders entitled to notice of and to vote at any meeting shall be not more than five (5) days preceding the date of any such meeting. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period.

                                   ARTICLE III.

                                    DIRECTORS

     3.1) GENERAL POWERS. The business of the corporation shall be managed by or under the direction of the Board of Directors, subject to the provisions of Minnesota Statutes, Sections 302A.201 Subd. 2 and 302.457 related to shareholder management.

     3.2) NUMBER, QUALIFICATIONS, AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the Board of Directors. Directors must be natural persons but need not be shareholders. Each director shall be elected at the annual meeting of shareholders, except as provided for in this Section and in Section 3.11 of this Article. Unless a fixed term not exceeding five (5) years is set, each of the directors shall hold office for an indefinite term until the next annual meeting of shareholders and thereafter until his successor shall have been duly elected and qualified, or until he shall resign, or shall have been removed as provided by Minnesota Statutes, Section 302A.223.

          Until April 15, 2007, the Board shall be divided into two classes. Class I shall have one director who shall serve for a term ending with the first election of directors after April 15, 2007. Peter L. Hauser, a member of the Board of Directors at the date of this amendment, shall serve as the initial Class I director. Vacancies in the Class I directorship shall be filled by appointment by Peter L. Hauser or, if Peter L. Hauser is unable to make such appointment due to death or incapacity, by Roger Schnobrich, a former director and a current shareholder. A Class I director may be removed only "for cause" by a vote of 80% of each class of the outstanding voting stock. Until April 15, 2007, all other directors shall be designated Class II directors. The number of Class II directors, their terms of service, and the filling of any vacancies in Class II shall be governed by the provisions of these Bylaws which are not specific to the Class I director.

     3.3) QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The acts of a majority of the directors present at the meeting at which a quorum is present shall be the acts of the Board of Directors, except where Minnesota Statutes, Chapter 302A require a larger number.

     3.4) ANNUAL MEETING. As soon as practicable after each annual meeting of shareholders, when and if held, the Board of Directors shall meet to elect the officers of the corporation and to transact other business at the place where the shareholders' meeting is held or such other place designated by the president or chief executive officer.

     3.5) REGULAR MEETING. Regular meetings of the Board of Directors shall be held pursuant to resolution of the Board of Directors at the time and place as may be fixed by resolution adopted by a majority of the Board of Directors.

     3.6) SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the president or chief executive officer, or by any one director.

     3.7) NOTICE OF MEETINGS. Notice of the date, time and place of each meeting of the Board of Directors shall be mailed to each director at least five (5) days prior to the meeting; or if notice is delivered by telephone, telegraph, or in person, at least twenty-four (24) hours prior thereto; provided that no notice of any meeting need be given to any director while he is in the Armed Forces of the United States. The notice need not state the purpose of the meeting. No notice is required if the meeting has been announced at a previous meeting.

     3.8) COMPENSATION. The Board of Directors may fix the compensation of directors from time to time by resolution.

     3.9) COMMITTEES. The directors, may, by an affirmative vote of a majority of the whole board, establish committees having the authority of the board in the management of the business of the corporation. The committees, except litigation committees established pursuant to Minnesota Statutes, Section 302A.243, are subject at all times to the direction and control of the Board. Committee members must be natural persons but need not be directors. Committee procedures shall be governed by Minnesota Statutes, Section 302A.241.

     3.10) REMOVAL. A director named to fill a vacancy who has not been subsequently elected by a vote of the shareholders may be removed from the board by a vote of a majority of the remaining directors present.

     3.11) VACANCIES. If there is a vacancy among the officers or directors of the corporation, such vacancy shall be filled by the Board of Directors. Vacancies in the office of chief executive officer and chief financial officer or the officers performing these duties, shall be filled. A vacancy in the Board of Directors shall be filled by the remaining directors of the board though less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at a time of such increase; and each person so elected shall be a director until his successor is duly elected by the shareholders.

     3.12) SPECIAL PARTICIPATION. Members of the Board of Directors, or any committee appointed by the board, may participate in a meeting of the board or a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The notice and quorum requirements must be satisfied. Such participation shall be considered presence in person at such meeting.

     3.13) ADVANCE CONSENT OR OPPOSITION. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. Such consent or opposition shall not constitute presence at the meeting for quorum purposes. The proposal acted upon at the meeting must be substantially the same or have substantially the same effect as the proposal to which the director has consented or objected.

                                   ARTICLE IV.

                                    OFFICERS

     4.1) NUMBER. The officers of the corporation may consist of a Chairman of the Board, a Chief Executive Officer, a Chief Operating officer, and such other officers and agents as may from time to time be chosen by the Board of Directors. Any of the offices may be held by the same person.

     4.2) ELECTION, TERM OF OFFICE, AND QUALIFICATIONS. The officers shall be elected at the annual meeting of the Board of Directors. Such officers shall hold office until the next annual meeting or until their successors are elected and qualify, provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors.

     4.3) DELEGATION. Unless prohibited by a resolution approved by a majority of the board present, officers may, without the approval of the board, delegate some or all of their duties and powers to other persons. However, such officers remain subject to the standard of conduct for officers with respect to the discharge of such duties and powers so delegated.

     4.4) CHAIRMAN OF THE BOARD. The Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of the shareholders, the Board of Directors, and the Executive Committee, if present, and shall in general perform all duties incident to the office of Chairman of the Board and such other duties as may be assigned to him by the Board of Directors.

     4.5) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general active management responsibilities for the business operation of the corporation; see that all orders and resolutions of the board are carried into effect; shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the board to some other officer or agent of the corporation; and shall perform other duties prescribed by the Board.

     4.5) CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the principal administrative officer of the corporation and shall report to the Chief Executive Officer; be responsible for the general administrative operations of the business of the corporation; interact with department directors; and perform such other duties as prescribed by the Chief Executive officer or the Board of Directors.

     4.6) THE PRESIDENT. The President shall have general power and duties of supervision and management usually vested in the office of the president. He shall report to the Chief Executive Officer and shall perform such duties as prescribed by the Chief Executive Officer or the Board of Directors.

     4.7) THE VICE-PRESIDENT. Each Vice-President shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the event of absence or disability of the President, the Vice-Presidents shall succeed to the power and duties of the office of President in the order in which they were elected, except that a Vice-President who is not a director shall not so succeed.

     4.8) THE SECRETARY. The Secretary shall record the minutes of all meetings of the shareholders and Board of Directors. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by his signature.

     4.9) THE TREASURER. The Treasurer shall keep accurate accounts of all moneys, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as a majority of the Board of Directors shall designate from time to time. He shall have power to endorse for deposit all notes, checks, and drafts received by the corporation. The Treasurer shall be the chief financial officer of the corporation, and shall disburse the funds of the corporation as ordered by the Board of Directors, taking proper vouchers therefor and shall perform such other duties as required by Section 302A.305, Subd. 3. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     4.10) TRANSFER OF AUTHORITY. In the case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director, provided a majority of the full Board of Directors concurs.

                                   ARTICLE V.

                SHARES AND THEIR TRANSFER - EXAMINATION OF BOOKS

     5.1) CERTIFICATE OF STOCK. Every owner of stock of the corporation shall be entitled to a certificate to be in such form as the Board of Directors prescribe, certifying the number and class of shares of stock of the corporation owned by him. The certificate for the respective classes of such stock shall be numbered in the order in which they shall be signed in the name of the corporation by either the President, Chief Executive Officer, or a vice-President, and by either the Secretary, the Treasurer, the Chief Financial Officer or by any other proper officer of the corporation thereunto authorized by the Board of Directors. A record shall be kept of the name of the person, firm, or corporation owning the stock represented by such certificates, the number, date and class of shares represented by such certificates respectively, and the respective dates thereof, and in the case of cancellation, the respective dates of cancellation.

     5.2) ISSUANCE OF SHARES. The Board of Directors is authorized and directed to issue stock of the corporation to the full amount authorized by the Articles of Incorporation, in such amounts and at such times as may be determined by the Board.

     5.3) TRANSFER OF SHARES. Transfer of shares shall be made on the books of the corporation only by the person named in the certificate or by his attorney authorized by Power of Attorney executed and filed with the corporation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled and except in cases provided for in Section 5.4 of this Article V. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that when any transfer of shares shall be made as collateral security, and not absolutely, such fact, if known to the designated officer of the corporation or to the transfer agent, shall be so expressed in the entry of transfer. Restrictions on the transfer or registration of securities may be imposed as permitted by Minnesota Statutes, Section 302A.429.

     5.4) LOST CERTIFICATE. Any shareholder claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form, amount and with sureties satisfactory to the Board, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been destroyed or lost.

     5.5) INSPECTION OF BOOKS BY SHAREHOLDERS. Shareholders shall be permitted to inspect such books and records of the corporation at all reasonable times, to the extent required by Minnesota Statutes, Section 302A.461.

     5.6) POWER TO REACQUIRE SHARES. The corporation may reacquire its own shares. Such shares shall constitute authorized but unissued shares of the corporation.

     5.7) INDEBTEDNESS OF SHAREHOLDERS. The corporation shall have the first lien upon all dividends declared upon its capital stock for any indebtedness of the respective holders to the corporation.

     5.8) TRANSFER AGENT. The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all certificates of stock to bear the signature of such transfer agent and of such registrar of transfers.

                                   ARTICLE VI.

                                  DISTRIBUTIONS

     6.1) The Board of Directors may make distributions only if the corporation will be able to pay its debts in the ordinary course of business after payment of the distribution. The right to make distributions may be prohibited, limited or restricted by shareholders agreement. Such distributions are subject to the requirements in Minnesota Statutes, Section 302A.551.

                                  ARTICLE VII.

                                   FISCAL YEAR

     7.1) FISCAL YEAR. The fiscal year of the corporation shall be determined by a resolution of the Board of Directors.

                                  ARTICLE VIII.

                                WAIVER OF NOTICES

     8.1) Whenever any notice is required to be given by these Bylaws or the Articles of Incorporation of this corporation or any of the corporation laws of the State of Minnesota, a waiver in writing, signed by the person or persons entitled to said notice, whether before, at, or after the time stated therein, shall be deemed equivalent thereto. Attendance by a director at a meeting is a waiver of notice of that meeting except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate in the meeting. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

                                   ARTICLE IX.

                                 INDEMNIFICATION

     9.1) INDEMNIFICATION. The Board of Directors shall be authorized to the fullest extent permitted by Minnesota Statutes, Section 302A.521, to indemnify any person against expenses and liabilities arising by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     9.2) INSURANCE. The corporation may purchase and maintain insurance on behalf of any indemnified person in that person's official capacity against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have been required to indemnify the person against the liability under Section 9.1 of this Article.

                                   ARTICLE X.

                                   AMENDMENTS

     10.1) A majority of the Board of Directors present at any meeting are authorized to make Bylaws of the corporation and to alter or repeal Bylaws so made, provided that notice of such proposal shall have been given. However, after the adoption of the initial Bylaws, the board shall not adopt, amend or repeal a provision of the Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or their classifications, qualifications, or terms of office, but directors may amend the Bylaws to increase their number.

          Until April 15, 2007, the Board of Directors shall not have authority to amend Section 3.2 to eliminate the Class I director, to increase the number of Class I directors to more than one, to lengthen or shorten the 4-year term of the Class I director, or to change the procedures for appointment of the Class I director. Such authority is reserved to the shareholders, who must approve any such amendment by the affirmative vote of 80% of each class of voting securities issued and outstanding.